NATIONAL BANCORP
                                STOCK OPTION PLAN

                               Section 1 - PURPOSE
                                           -------

     National Bancorp (the "Holding Company") hereby establishes a stock option plan (the "Plan") for the benefit of its employees and the employees of its subsidiary, Tell City National Bank (the "Bank"), as set forth below.

     The Holding Company adopts this compensation program for certain key Bank employees to, among other things, (a) increase the profitability and growth of the Bank; (b) provide competitive executive compensation while obtaining the benefits of tax deferral; (c) attract and retain exceptional personnel and encourage excellence in the performance of individual responsibilities; and (d) motivate key employees to contribute to the Bank's success.

                             Section 2 - DEFINITIONS
                                         -----------

     For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

     2.1  "BOARD" shall mean the Board of Directors of the Holding Company.

     2.2 "CHANGE OF CONTROL" of the Bank shall mean (i) an event or series of events which have the effect of any "person" as such term is used in Section 13(d) and 14(d) of the Exchange Act becoming the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Holding Company or the Bank representing 30% or more of the combined voting power of the Bank or the Holding Company's then outstanding stock; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Holding Company cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period: (iii) the business of the Bank or the Holding Company is disposed of pursuant to a partial or complete liquidation, sale of assets, or otherwise. A Change in Control shall also be deemed to occur if (i) the Holding Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, (ii) any person (including the Holding Company) publicly announces an intention to take or to consider taking actions which have consummated would constitute a Change in Control, or (iii) the Board adopts a resolution to the effect that a potential Change in Control for purposes of this Plan has occurred.

     2.3  "CHAIRMAN" shall mean the Chairman of the Committee.

     2.4 "CODE" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

     2.5 "COMMITTEE" means the Benefits Committee of the Board, which shall administer the Plan and which shall consist of not less than three nor more than five disinterested persons within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.


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     2.6  "DISABILITY" shall mean permanent disability within the meaning of
Section 22(e)(3) of the Code. The determination of the Committee on any question involving disability shall be conclusive and binding.

     2.7 "EMPLOYEE" shall mean an employee of the Holding Company or any of its Subsidiaries who has been designated by the Committee, under the criteria in
Section 5, as eligible to participate in the Plan.

     2.8  "FAIR MARKET VALUE" shall have the meaning specified in Section 6.1.

     2.9 "INCENTIVE STOCK OPTION" shall mean an option to purchase Stock granted under Section 6 of the Plan which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

     2.10 "NONQUALIFIED STOCK OPTION" shall mean an option to purchase Stock granted under Section 6 of the Plan which is not intended to be an Incentive Stock Option.

     2.11 "OPTION" shall mean an Incentive Stock Option or a Nonqualified Stock Option.

     2.12 "OPTION PERIOD" shall mean the period from the date of the grant of an Option to the date when the Option expires as stated in the terms of the Stock Option Agreement.

     2.13 "OPTIONEE" shall mean an Employee who has been granted an option to purchase shares of Stock under the provisions of the Plan.

     2.14 "PLAN" shall mean this National Bancorp Stock Option Plan.

     2.15 "RETIREMENT" shall mean termination of employment with the Holding Company or any of its Subsidiaries after attaining age 65 (or earlier with the Holding Company's or the Subsidiary's consent).

     2.16 "STOCK" shall mean the Holding Company's voting common stock of no par value per share.

     2.17 "STOCK OPTION AGREEMENT" shall mean an agreement between an Optionee and the Holding Company covering the specific terms and conditions of an Option.

     2.18 "SUBSIDIARY" OR "SUBSIDIARIES" shall mean any corporation which at the time qualifies as a subsidiary of the Holding Company under the definition of "subsidiary corporation" in Section 424(f) of the Code.

     2.19 "TERMINATION OF EMPLOYMENT" shall be deemed to have occurred at the close of business on the last day on which an Employee is carried as an active employee on the records of the Holding Company or any of its Subsidiaries. The Committee shall determine whether an authorized leave of absence, or other absence on military or government service, constitutes severance of the employment relationship between the Holding Company or a Subsidiary and the Employee.


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                      Section 3 - STOCK SUBJECT TO THE PLAN
                                  -------------------------

     3.1  Authorized Stock.
          ----------------   Subject to adjustment as provided in this Section,
the aggregate number of shares of Stock subject to an Option under the Plan shall be determined at any time to be a number of shares of Stock equal to 6% of the Stock outstanding from time to time and shall be increased automatically upon increase of the outstanding shares of Stock provided that the number of shares covered by Incentive Stock Options shall not exceed 18,700 shares, subject to adjustment by Section 3.3. Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or shares acquired from shareholders upon such terms as the Board deems appropriate for reserve in connection with exercises hereunder.

     3.2  Effect of Expirations.
          ---------------------   If any Option granted under the Plan expires
or terminates without exercise, the Stock no longer subject to such Option shall be available to be re-awarded under the Plan.

     3.3  Adjustments in Authorized Shares.
          --------------------------------   In the event of any merger,
reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up share combination, or other change in the corporate structure of the Holding Company affecting the number of shares of Stock or the kind of shares or securities an appropriate and proportionate adjustment shall be made in the number and kind of shares which may be delivered under the Plan, and in the number and kind of or price of shares subject to outstanding Options; provided that the number of shares subject to any Option shall always be a whole number. Any adjustment of an Incentive Stock Option under this Section shall be made in such a manner so as not to constitute a "modification" within the meaning of Section 424(h) of the Code. If the Holding Company shall at any time merge or consolidate with or into another corporation or association, each Optionee will thereafter receive, upon the exercise of an Option, the securities or property to which a holder of the number of shares of Stock then deliverable upon the exercise of such Option would have been entitled upon such merger or consolidation, and the Holding Company shall take such steps in connection with such merger or consolidation as may be necessary to assure that the provisions of this Plan shall thereafter be applicable, as nearly as is reasonably possible, in relation to any securities or property thereafter deliverable upon the exercise of such Option. A sale of all or substantially all the assets of the Holding Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a merger or consolidation for the foregoing purposes, and any merger or consolidation shall be deemed a Change in Control as defined in Section 2.2.

                           Section 4 - ADMINISTRATION
                                       --------------

     4.1  Committee Governance.
          --------------------   This Plan shall be administered by the
Committee. The number of Committee members shall be determined by the Board.
The Board shall add or remove members from the Committee as the Board sees fit, and vacancies shall be filled by the Board. The Committee shall select one of its members as the chairperson of the Committee and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board, may make such rules and regulations for the conduct of its business as it shall deem advisable. Written action of the Committee may be taken by a majority of its members, and actions so taken shall be fully effective as if taken by a vote of a majority of the members at a meeting duly called and held. A majority of Committee members shall constitute a quorum for purposes of meeting. The act of a majority of the members present at any meeting for which there is a quorum shall be a valid act of the Committee.

     4.2  Committee to Interpret Plan.
          ---------------------------   Subject to the express terms and
conditions of the Plan, the Committee shall have sole power to (i) construe and interpret the Plan; (ii) to establish, amend or waive rules and for its administration; (iii) to determine and accelerate the exercisability of any
Option: (iv) to


                                       3

correct inconsistencies in the Plan or in any Stock Option Agreement, or any other instrument relating to an Option; and (v) subject to the provisions of
Section 8, to amend the terms and conditions of any outstanding Option, to the extent such terms and conditions are within the discretion of the Board as provided in the Plan. Notwithstanding the foregoing, no action of the Board may, without the consent of the person or persons entitled to exercise any outstanding Option, adversely affect the rights of such person or persons.

     4.3  Exculpation.
          -----------   No member of the Board or the Committee shall be liable
for actions or determination made in good faith with respect to the Plan, or for awards under it.

     4.4  Selection of Employee Participants.
          ----------------------------------   The Board shall have the
authority to grant Options from time to time to such Employees as may be selected by it.

     4.5  Decisions Billing.
          -----------------   All determinations and decisions made by the Board
pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Holding Company, its shareholders, Optionees and their estates and beneficiaries.

     4.6  Stock Option Agreements.
          -----------------------   Each Option under the Plan shall be
evidenced by a Stock Option Agreement which shall be signed by the Chairman of the Committee and by the Optionee, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases. Any Stock Option Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of such Agreements as amended or supplemented as well as the terms of the original Stock Option Agreement, are not inconsistent with the provisions of the Plan. An Employee who receives an Option under the Plan shall not, with respect to the Option, be deemed to have become an Optionee, or to have any rights with respect to the Option, unless and until the Employee has executed a Stock Option Agreement or other instrument evidencing the Option and shall have delivered an executed copy thereof to the Holding Company, and has otherwise complied with the applicable terms and conditions of the Option.

                             Section 5 - ELIGIBILITY
                                         -----------

     Employees of the Holding Company and its Subsidiaries who are expected to contribute substantially to the growth and profitability of the Holding Company and its Subsidiaries are eligible to receive Options.

                          Section 6 - GRANT OF OPTIONS
                                      ----------------

     6.1  Option Price.
          ------------   The purchase price per share of Stock covered by an
option shall be determined by the Committee but shall not be less than 100% of the fair market value (the "Fair Market Value") of such Stock on the date the Option is granted. The Fair Market Value shall be determined by the Committee in its sole discretion, provided that, if the Holding Company's Stock is publicly traded on an established securities market, the Fair Market Value shall be the closing market price of the Holding Company's Stock as reported on the date of grant, or, if no trades were reported on that date, the closing price on the most recent trading day immediately preceding the date of the grant. An Incentive Stock Option granted to any person who, at the time the Option is granted, owns or is deemed to own within the meaning of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Holding Company or of its parent or any Subsidiary, shall have an exercise price which is at least 110% of the Fair Market Value of the Stock subject to the Option.

     6.2  Option Period.
          -------------   The Option Period shall be determined by the
Committee, but no Option shall be exercisable later than ten years from the date of grant. Notwithstanding the foregoing, in the case

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of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time an Incentive Stock Option is granted, more than 10% of the total combined voting power of all classes of stock of the Holding Company or any Subsidiary, such Incentive Stock Option shall not be exercisable later than five years from the dare of grant. No Option may be exercised at any time unless such Option is valid and outstanding as provided in this Plan.

     6.3  Limitation on Amount of Incentive Stock Options.
          -----------------------------------------------   The aggregate Fair
Market Value (determined as of the time the Option is granted) of the Stock with respect to which an Optionee's Incentive Stock Options are exercisable for the first time during any calendar year (under this and all other stock option plans of the Holding Company, any Subsidiary or any parent corporation) shall not exceed $100,000. Options or portions of Options exercisable as a result of acceleration under Section 10.8 in excess of the $100,000 limit described herein shall be treated as a Nonqualified Stock Option for tax purposes.

     6.4  Nontransferability of Options.
          -----------------------------   No Option shall be transferable by the
Optionee otherwise than by will or by the laws of descent and distribution, and such option shall be exercisable, during the Optionee's lifetime, only by the Optionee.

                         Section 7 - EXERCISE OF OPTIONS
                                     -------------------

     7.1  Exercise.
          --------   An option may be exercised, so long as it is valid and
outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance) as the Committee in its discretion may specify upon granting the Option or as otherwise provided in Section 7.

     7.2  Method of Exercise.
          ------------------   To exercise an Option, the Optionee or the other
person(s) entitled to exercise the Option, shall give written notice of exercise to the Committee, specifying the number of full shares to be purchased. Such notice shall be accompanied either by payment in full for the Stock being purchased plus, in the case of Nonqualified Stock Options, any required withholding tax as provided in Section 11. If permitted by the Committee, in its sole discretion, payment in full or in part may be made in the form of Stock owned by the Optionee for at least 6 months (based on the Fair Market Value of the Stock on the date the Option is exercised) evidenced by negotiable Stock certificates registered either in the sole name of the Optionee or the names of the Optionee and spouse, or by any combination of cash or shares. No shares of stock shall be issued unless the Optionee has fully complied with the provisions of this Section 7.2.

     7.3  Termination of Employment by Employee.
          -------------------------------------   After an Employee's
Termination of Employment, an Option may be exercised, subject to adjustment as provided us Section 3.3 or 10.8, only with respect to the number of shares of Stock which the Employee could have acquired by an exercise of the Option immediately before the Termination of Employment but in no event after the expiration date of the Option as specified in the applicable Stock Option Agreement. Except to the extent shorter periods are provided in the Stock Option Agreement by the Committee, an Employee's right to exercise an Option upon Termination of Employment shall terminate:


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                (i)  At the expiration of three months (Incentive Stock
                     Options) or two years (Nonqualified Stock Options) after the Retirement provided, however, if an Incentive Stock Option is not exercised after three months, it will remain exercisable and be treated as a Nonqualified Stock Option for purposes of the Plan when it is exercised; or

                (ii) At the expiration of one year in the event of Disability of the Employee; or

                (iii)At the expiration of one year after the Employee's death if the Employee's Termination of Employment occurs by reason of death; any Option exercised under this subparagraph (iii) may be exercised in full by the legal representative of the estate of the Employee or by the person or persons who acquire the right to exercise such Option by bequest or inheritance; or

                (iv) No later than three months after the Employee's Termination of Employment for any other reason.


                     Section 8 - AMENDMENTS AND TERMINATION
                                 --------------------------

     8.1  Amendments and Termination.
          -------------------------- The Committee may terminate, suspend. amend or alter the Plan, but no action of the Committee may:

               (a) Impair or adversely affect the rights of an Optionee under an Option, without the Optionee's consent; or,

               (b)  Without the approval of the shareholders:

                     (i) Increase the total amount of Stock which may be delivered under the Plan except as is provided in
                          Section 3 of the Plan;

                     (ii) Decrease the option price of any Option to less than
                          the option price on the date the Option was granted;

                     (iii)Extend the maximum Option Period, or

                     (iv) Extend the period during which Options may be granted, as specified in Section 13.

     8.2  Conditions on Options.
          ---------------------   In granting an Option, the Committee may
establish any conditions that it determines are consistent with the purposes of the Plan, including. without limitation, a condition that the granting of an Option is subject to the surrender for cancellation of any or all outstanding Options held by the Optionee. Any new Option made under this section may contain such terms and conditions as the Committee may determine, including an exercise price that is lower than that of any surrendered Option.

     8.3  Selective Amendments.
          --------------------   Any amendment or alteration of the Plan may be
limited to, or may exclude from its effect, particular classes of Optionees.


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                      Section 9 - RESTRICTIONS ON TRANSFER
                                  ------------------------

     9.1  Restriction on Transfer.
          -----------------------   No Optionee shall sell, assign, transfer or
otherwise dispose of any of his Option Stock until (i) he has delivered to the Holding Company an irrevocable written offer to sell any such shares of Option Stock at any time within 60 days after delivery of the offer and at a price per share equal to Fair Value (which shall be based on a valuation of the Corporation's stock based on an appraisal by an independent appraiser selected and paid by the Corporation, who shall make such determination as of the Corporation's most recent fiscal year end) divided by the total number of shares of Stock outstanding as of the date of determination, and (ii) the Holding Company shall have failed to accept such offer within the 60-penod. To accept the offer, the Holding Company shall deliver notice of its acceptance of its offer within 60 days after delivery of offer. Payment for the offered Option Stock shall be made as provided in Section 9.3. The resections imposed by this
Section 9.1 shall not apply to the transfer by operation of law to a deceased Optionee's personal representative of the Optionee's interest in the Option Stock.

     9.2  Death, Disability, and Termination.
          ----------------------------------   In the event an Optionee's
employment is terminated due to his death or Disability, the Optionee or his personal representative shall offer to sell his Option Stock and the Holding Company shall purchase his Option Stock at a price per share equal to Fair Value divided by the total number of shares of Stock outstanding as of the date Fair Value is determined; in the event an Optionee's employment is terminated for any other reason the Holding Company may, at its option, for a two year period following such termination, purchase such Optionee's Option Stock at Fair Value divided by the total number of Shares of Stock outstanding as of the date Fair Value is determined. Notwithstanding the preceding sentence, the purchase price of the Optionee's Option Stock shall be determined as follows if the Optionee terminates employment for any reason within the twelve month period following a Change in Control:

               (i) If the Change In Control occurs as a result of the sale of securities of the Bank or the Holding Company for cash, the purchase price shall be the greater of Fair Value, divided by the number of shares outstanding as of the date of determination. or the cash sale price per share of stock involved in the Change in Control transaction.

               (ii) If the Change in Control results in the Option Stock being converted into the stock of another entity, which stock has a public securities market, the Optionee shall not be bound to sell his Option Stock under these stock restrictions and all restrictions of this Section 9 shall expire. Similarly, if the Option Stock becomes publicly traceable on an established securities market, these restrictions on transfer shall no longer apply and neither the Optionee nor the Holding Company shall be bound hereby.

     Payment for the Option Stock shall be made as provided in Section 9.3.

     9.3  Payment for Option Stock.
          ------------------------   The Holding Company shall make payment in
cash for any Option Stock that it purchases pursuant to this Section 9 within 30 days after the date when the Holding Company delivers notice of its acceptance of the offer or exercise of an option given pursuant to Section 9.1 or 9.2. The Optionee shall surrender certificates representing the offered Option Stock at the time the Holding Company makes such payment.

     9.4  Restriction on Pledge.
          ---------------------   No Optionee shall, without the prior written
consent of the Holding Company, pledge, mortgage or otherwise encumber any of his Option Stock.


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                         Section 10 - GENERAL PROVISIONS
                                      ------------------

     10.1 Unfunded Status of Plan.
          -----------------------   The Plan is intended to constitute an
"unfunded" plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and shall not extend, with respect to any payments not yet made to an Optionee, any rights that are greater than those of a general creditor of the Holding Company.

     10.2 Transfers, Leaves of Absence and Other Changes in Employment Status.
          -------------------------------------------------------------------
For purposes of the Plan (i) a transfer of an Employee from the Holding Company to a Subsidiary, or vice versa, or from one Subsidiary to another; or (ii) a leave of absence, duly authorized in writing by the Holding Company or a Subsidiary, for military service or sickness, or for any other purpose approved by the Holding Company or a Subsidiary if the period of such leave does not exceed 90 days; or (iii) any leave of absence in excess of 90 days approved by the Holding Company, shall not be deemed a Termination of Employment. The Committee, in its sole discretion subject to the terms of the Stock Option Agreement, shall determine the disposition of all Options made under the Plan in all cases involving any substantial change in employment status other than as specified herein.

     10.3 Distribution of Stock--Securities Restrictions.
          ----------------------------------------------   The Committee may
require Optionees receiving Stock pursuant to any Option under the Plan to represent to and agree with the Holding Company in writing that the Optionee is acquiring the shares for investment without a view to distribution thereof. No shares shall be issued or transferred pursuant to an Option unless such issuance or transfer complies with all relevant provisions of law, including but not limited to, the (i) limitations, if any, imposed in the state of issuance or transfer, (ii) restrictions, if any, imposed by the Securities Act of l933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and (iii) requirements of any stock exchange upon which the Holding Company's shares may then be listed. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     10.4 Assignment Prohibited.
          ---------------------   Subject to the provisions of the Plan and the
Stock Option Agreement, no Option shall be assigned, transferred, pledged or otherwise encumbered by the Optionee otherwise than by will or by the laws of descent and distribution, and such Options shall be exercisable, during the Optionee's lifetime, only by the Optionee. Options shall not be pledged or hypothecated in any way, and shall not be subject to any execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of an Option contrary to the provisions of the Plan, or the levy of any process upon an Option, shall be null, void and without effect.

     10.5 Other Compensation Plans.
          ------------------------   Nothing contained in the Plan shall prevent
the Holding Company from adopting other compensation arrangements, subject to stockholder approval if such approval is required.

     10.6 Authority Limited to Board or the Committee.
          -------------------------------------------   No person shall at any
time have any right to receive an Option hereunder and no person shall have authority to enter into an agreement on behalf of the Holding Company for the granting of an Option or to make any representation or warranty with respect thereto, except as granted by the Board or the Committee. Optionees shall have no rights in respect to any Option except as set forth in the Plan and the applicable Stock Option Agreement.

     10.7 No Right to Employment.
          ----------------------   Neither the action of the Holding Company in
establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan or any Stock Option


                                       8


Agreement, or any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Holding Company or any Subsidiary.

     10.8 Change of Control.
          -----------------   If granted by Committee in the Stock Option
Agreement, in the event of a Change of Control, Options granted under the Plan shall become exercisable in full whether or not otherwise exercisable at such time, and any such Options shall remain exercisable in full thereafter until it expires pursuant to its terms.

     10.9 Option Period.
          -------------   No Option granted under the Plan shall be exercisable
or payable more than 10 years from the date of grant.

     10.10 Nor a Shareholder.
           -----------------   The person or persons entitled to exercise, or
who have exercised, an Option shall not be entitled to any rights as a shareholder of the Holding Company with respect to any shares subject to the Option until such person or persons shall have become the holder of record of such shares.

                               Section 11 - TAXES
                                            -----

     11.1 Tax Withholding.
          ---------------   All Optionees shall make arrangements satisfactory
to the Committee to pay to the Holding Company, at the time of exercise in the case of a Nonqualified Stock Option, any federal, state or local taxes required to be withheld with respect to such shares. If such Optionee shall fail to make such tax payments as are required, the Holding Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

     11.2 Share Withholding.
          -----------------   If permitted by the Committee, the tax withholding
obligation may be satisfied by the Holding Company retaining shares of Stock with a fair market value equal to the amount required to be withheld.

                       Section 12 - EFFECTIVE DATE OF PLAN
                                    ----------------------

     The Plan shall be effective on the date (the "Effective Date") when the Board adopts the Plan, subject to approval of the Plan by a majority of the total votes eligible to be cast at a meeting of shareholders following adoption of the Plan by the Board, which vote shall be taken within 12 months of the Effective Date; provided, however, that Options may be granted before obtaining shareholder approval of the Plan, but any such Options shall be contingent upon such shareholder approval being obtained and may not be exercised before such approval.

                            Section 13 - TERM OF PLAN
                                         ------------

     Unless terminated earlier by the Committee, no Option shall be granted under the Plan more than ten years after the Effective Date as defined in
Section 12.


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